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                10.8(e) Fifth Amendment to the Limited Liability
               Company Agreement dated May 31, 1996, effective as
                                of June 1, 1996,
          among the Registrant, LAGS (USA) Inc. and Hudson General LLC dated as of September 28, 1998


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                               AMENDMENT NO. 5 TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               HUDSON GENERAL LLC


         Amendment No. 5 (this "Amendment"), dated this 28th day of September, 1998, to the Limited Liability Company Agreement dated May 31, 1996, effective as of June 1, 1996, as amended (the "LLC Agreement"), among Hudson General Corporation ("Hudson"), a Delaware corporation, LAGS (USA) Inc. ("LAGS (USA)"), a Delaware corporation, and Hudson General LLC (the "Company"), a Delaware limited liability company. Capitalized but undefined terms used in this Amendment will have the meanings set forth in the LLC Agreement.

         WHEREAS, in accordance with ARTICLE III of the Unit Purchase and Option Agreement dated February 27, 1996, as amended, between Lufthansa Airport and Ground Services GmbH ("LAGS"), a German corporation and an affiliate of LAGS
(USA), and Hudson, LAGS has an option (the "LAGS Option") to acquire a sufficient number of Class B Units which will increase the total outstanding Class B Units to up to 49% of the aggregate number of Class A Units and Class B Units of the Company outstanding upon giving effect to the exercise of the LAGS Option; and

         WHEREAS, in the event that LAGS exercises the LAGS Option in full on or before October 1, 1998, then, simultaneously with the closing of the purchase of the additional Class B Units, LAGS (USA), Hudson and the Company desire that Hudson convert a portion of its Class A Units on a one-for-one basis into the same number of new non-voting Preferred Units of the Company having the rights and preferences set forth herein (the "Unit Exchange Transaction"); and

         WHEREAS, LAGS (USA), Hudson and the Company wish to amend the LLC Agreement to provide for the Unit Exchange Transaction and certain other matters as provided herein; and

         WHEREAS, in accordance with Paragraph 15.2 of the LLC Agreement, the Member Board, by a unanimous vote of the Representatives, and Hudson, as the holder of a majority of the outstanding Units, have voted to approve this Amendment.

         NOW, THEREFORE, in connection with and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         1. Amendment to Paragraph 1.1 to Revise Definition of "Unit." The definition of the term "Unit" in Paragraph 1.1 of the LLC Agreement is hereby amended to read in its entirety as follows:

         "Unit" means a Class A Unit or a Class B Unit, or a Unit of any other class which

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the Company may at any time be authorized by this Agreement to issue; provided, however, the term Unit shall not include Preferred Units as such term is defined in Paragraph 16.1(a) hereof.

         2. Amendment to ARTICLE VII. ARTICLE VII of the LLC Agreement is hereby amended by adding thereto a new Paragraph 7.2 to read in its entirety as follows:

         7.2 Investment Policy. Notwithstanding any provisions to the contrary which may be contained herein, any cash held by the Company or any subsidiary in excess of the amount of cash required for day-to-day business operations shall be invested in (i) the manner permitted pursuant to the Company's "Investment Policy" as set forth in Annex A attached hereto or (ii) such other investments as may be approved by the Member Board, and such approval by the Member Board shall require at least four affirmative votes of the Representatives.

         3. New ARTICLE XVI. The LLC Agreement is hereby amended by adding thereto a new ARTICLE XVI, captioned "PREFERRED UNITS," to read as follows:

         16.1  Unit Exchange.

         (a) In the event that on or before October 1, 1998 LAGS exercises in full its option (the "LAGS Option"), as set forth in Article III of the Unit Purchase Agreement, to purchase a sufficient number of Class B Units to increase the total outstanding Class B Units to 49% of the aggregate number of Class A Units and Class B Units of the Company outstanding upon giving effect to the exercise of the LAGS Option, then, (i) upon exercise of the LAGS Option and in accordance with Paragraph 3.5(ii) of the Unit Purchase Agreement, LAGS will purchase 230 Class B Units from the Company and (ii) concurrently therewith, Hudson will convert 230 of its Class A Units into 230 non-voting Preferred Units of the Company (the "Preferred Units"), having the rights and preferences set forth in this ARTICLE XVI (the "Unit Exchange Transaction").

         (b) After giving effect to (i) the exercise by LAGS of the LAGS Option and (ii) the Unit Exchange Transaction, there will be outstanding 490 Class B Units and 510 Class A Units, constituting 49% and 51%, respectively, of the aggregate number of Class A Units and Class B Units then outstanding.



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         16.2     No Voting Rights; Governance.

         (a) Notwithstanding any provision to the contrary which may be contained herein, the holders of Preferred Units will have no voting rights.

         (b) Notwithstanding any provision to the contrary which may be contained herein, the holders of Preferred Units, in such capacity, will not be entitled to (i) attend any Annual Meetings of Members, (ii) call or attend any Special Meetings of Members, (iii) vote at any Annual or Special Meetings of Members, (iv) select or participate in the selection of Class A Representatives or Class B Representatives, (v) consent in writing to action without a meeting, or (vi) have any representation on the Member Board.

         (c) All votes by holders of Class A Units and Class B Units shall be held on the same basis as would have been the case had no Preferred Units been issued by the Company.

         16.3     Distributions on Preferred Units.

         (a) The holders of record of Preferred Units shall be entitled to receive distributions in cash at the "Distribution Rate" (as determined in Paragraph 16.3(b)), multiplied by the Liquidation Value (as defined in Paragraph 16.4) of a Preferred Unit, which shall be payable quarterly on the last day of March, June, September and December of each year (each such date being referred to as a "Distribution Date") commencing on December 31, 1998. Distributions on the Preferred Units shall be cumulative. The amount of distributions accrued on a Preferred Unit at any Distribution Date shall be the amount of unpaid distributions accumulated thereon to and including the Distribution Date, and the amount of any unpaid distributions at any date other than a Distribution Date shall be calculated as the amount of any unpaid distribution accumulated to and including the last preceding Distribution Date, plus an amount calculated at the Distribution Rate for the period after such last preceding Distribution Date to and including the date or dates as of which the calculation is made. Except as set forth in this Paragraph 16.3(a), no other distributions (other than in the event of liquidation, dissolution or winding up of the Company) shall be made in respect of the Preferred Units.

         (b) From the date of issuance of the Preferred Units to and including September 30, 2001, the Distribution Rate shall be a percentage equal to 25 basis points below the 24-month United States treasury note yield as shown in The Wall Street Journal on the second business day preceding such date of issuance. Effective October 1, 2001, the Distribution Rate shall be a percentage equal to the highest safe harbor rate provided for in Regulations Section 1.707-4.

         (c) Notwithstanding any provision to the contrary which may be contained herein (including without limitation the provisions of ARTICLE IV captioned "DISTRIBUTIONS"), no distributions, whether in cash, property, securities or other



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property or assets, or any combination thereof, shall be made in respect of any
Class A Units or Class B Units unless and until all required distributions have been made to the holders of Preferred Units.

         16.4     Liquidation Rights.

         (a) Notwithstanding any provision to the contrary which may be contained herein, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Class A Units or Class B Units in respect of distribution of assets, the holders of Preferred Units shall be entitled to receive from the Company an amount in cash equal to $128,811 per Preferred Unit (the "Liquidation Value"), plus all accrued distributions (determined pursuant to Paragraph 16.3) to the date or dates of payment.

         (b) If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or the proceeds thereof, distributable to the holders of Preferred Units shall be insufficient to pay in full the Liquidation Value of all Preferred Units, then such assets, or the proceeds thereof, shall be distributable among such holders of Preferred Units ratably in accordance with the respective amounts which would be payable on such Preferred Units if all amounts payable thereon were payable in full.

         16.5     Conversion.

         (a) The Preferred Units shall not be convertible on or before September 30, 2001.

         (b) From and after October 1, 2001, the Preferred Units shall be convertible at the option of the holder, in whole or in part, at any time and from time to time, into an equivalent number of Class A Units; provided, however, that in case the Company shall call the Preferred Units for redemption, in whole and not in part, in accordance with Paragraph 16.6, such right of conversion shall permanently cease and terminate upon such call for redemption unless the consideration payable upon redemption shall have been determined in accordance with Paragraph 16.6(d) and 16.6(e) and the Company shall default in the payment of the Redemption Price (as defined in Paragraph 16.6(c)). A holder of Preferred Units shall notify the Company in writing of its intention to convert Preferred Units into Class A Units as provided in the preceding sentence, and such notice shall specify the date on which conversion shall take place, which date shall be not less than ten days nor more than thirty days after the date on which such notice is received by the Company. At the time of such conversion, the Company shall pay to the holders of the Preferred Units being converted all accrued distributions (determined pursuant to Paragraph 16.3) to and including the date or dates of conversion.


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         16.6 Redemption.

         (a) The Preferred Units shall not be redeemable by the Company at any time on or before July 31, 2001.

         (b) From and after August 1, 2001, the Preferred Units may be redeemed, in whole and not in part, at the option of the Company, by resolution of the Member Board. Notwithstanding any provision to the contrary which may be contained herein, if at such time any holder of Class A Units also is a holder of Preferred Units, then the Class A Representatives shall not be entitled to vote with respect to the Member Board's determination regarding redemption of the Preferred Units and, in such case, the redemption of the Preferred Units shall require the affirmative vote of all Class B Representatives; provided, however, if, in accordance with ARTICLE V captioned "BOARD OF MEMBER REPRESENTATIVES" it shall be necessary that the Class A Representatives appear at a meeting of the Member Board in order for a quorum to be present and vote with respect to the issue of redemption of the Preferred Units in order that there be valid action by the Member Board, the Class A Representatives shall be required to vote with respect to the issue of redemption of the Preferred Units in the same manner as the votes of the Class B Representatives.

         (c) The redemption price shall be equal to the Liquidation Value of the Preferred Units (the "Redemption Price"). At the time of redemption of the Preferred Units, the Company shall pay to the holders of the Preferred Units all accrued distributions (determined pursuant to Paragraph 16.3) to and including the date of redemption.

         (d) If the Preferred Units are called for redemption, the holders of the Preferred Units may, at their sole option, require that the Redemption Price be paid entirely in (i) cash, (ii) other assets or property of the Company having a fair market value equal to the Redemption Price ("Non-Cash Consideration") or (iii) any combination of the foregoing. If the holders of the Preferred Units elect to receive all or any portion of the Redemption Price in the form of Non-Cash Consideration, then the property or assets of the Company constituting the Non-Cash Consideration shall be determined by the mutual agreement of the holders of the Preferred Units and the Company. Such determination on behalf of the Company shall be made by the Member Board, and such determination by the Member Board shall require at least four affirmative votes of the Representatives.

         (e) If the Company exercises its right of redemption under this Paragraph 16.6, it shall so notify the holders of Preferred Units in writing at their addresses as set forth on the books and records of the Company. Within 30 days of receipt of such notice, each holder of Preferred Units shall notify the Company in writing of its election, in accordance with Paragraph 16.6(d), to have the Redemption Price paid in cash or in Non-Cash Consideration or a combination of both. If a holder elects to receive any Non-Cash Consideration, the holder and the Company shall use all reasonable efforts



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to agree on the form of the Non-Cash Consideration within 30 days after the
Company receives written notice of the holder's election to receive Non-Cash Consideration (the "30-Day Period"). If all or any portion of the Redemption Price consists of Non-Cash Consideration, the redemption of Preferred Units shall take place at the principal office of the Company not less than 10 nor more than 20 days following the determination of the Non-Cash Consideration as provided in this Paragraph 16.6(e) or as provided in Paragraph 16.6(f). In the event that the holders of the Preferred Units elect to receive the Redemption Price entirely in cash, the redemption of the Preferred Units shall take place at the principal office of the Company not less than 10 nor more than 20 days following such election.

         (f) Notwithstanding any provision to the contrary which may be contained in Paragraph 16.6(d) or 16.6(e), if, upon expiration of the 30-Day Period referred to in Paragraph 16.6(e), the holder of the Preferred Units and the Company have been unable to agree on the form of the Non-Cash Consideration, then the following provisions shall apply: (i) the conversion rights referred to in Paragraph 16.5(b) shall at no time thereafter be applicable; (ii) the holder of Preferred Units may at any time thereafter, by written notice to the Company, elect that the Redemption Price be paid entirely in cash, in which case the redemption of the Preferred Units shall take place at the principal office of the Company not less than 10 nor more than 20 days following such election; and
(iii) until such time as the holder of Preferred Units may elect to receive the Redemption Price entirely in cash, the holder and the Company shall continue to use reasonable good faith efforts to agree on the form of the Non-Cash Consideration.

         16.7 Transferability. All provisions and restrictions set forth in
ARTICLE VIII with respect to the restrictions on transfers of Units shall be applicable to the Preferred Units, with the same force and effect as if the Preferred Units were included within the meaning of the term "Units" for purposes of ARTICLE VIII.

         16.8 Membership. Notwithstanding any provision to the contrary which may be contained herein (including without limitation the provisions of Paragraph 11.1 hereof), the holder or holders of Preferred Units shall be Members, subject to the restrictions and limitations set forth in this ARTICLE XVI.

         4. Governing Law. This Amendment will be governed by, and be construed under, the laws of the State of Delaware in the United States of America relating to contracts made and to be performed in that state.

         5. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

         6. Full Force and Effect. The LLC Agreement, as previously amended and as amended by this Amendment, shall remain in full force and effect.


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first written above.

                       HUDSON GENERAL CORPORATION


                       By: ______________________________
                           Title:  President


                       LAGS (USA) INC.


                       By: _______________________________
                           Title:


                       HUDSON GENERAL LLC


                       By: _______________________________
                           Title:

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